UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2025

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 S. Farmer Avenue Suite 500
Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Sheryl Palmer has notified Offerpad Solutions Inc. (the “Company”) of her resignation from the Board of Directors (the “Board”) of the Company, effective upon conclusion of the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). In connection with Ms. Palmer’s resignation, on April 21, 2025, the Board, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board, appointed Donna Corley as a Class II director of the Company, with a term expiring at the 2026 Annual Meeting of Stockholders, and until her successor is elected and qualified or until her earlier death, resignation, disqualification or removal. Ms. Corley was also appointed to serve on the Nominating Committee and Audit Committee (the “Audit Committee”) of the Board, and as chairperson of the Audit Committee, effective as of Ms. Palmer’s resignation upon the conclusion of the Annual Meeting. There was no arrangement or understanding pursuant to which Ms. Corley was selected as a director. There are no related person transactions between the Company and Ms. Corley.

Ms. Corley will receive compensation in accordance with the Company’s Non-Employee Director Compensation Program (the “Director Compensation Program”) as filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 25, 2025 (the “Form 10-K”). Pursuant to the Company’s Non-Employee Director Deferred Compensation Plan (the “Deferred Compensation Plan”), as filed as Exhibit 10.8 to the Form 10-K, Ms. Corley will be permitted to defer (i) all or a portion of her annual cash retainers (including any cash retainers for service on a committee) earned under the Director Compensation Program and (ii) the settlement of all or a portion of her restricted stock unit awards granted under the Director Compensation Program in accordance with the terms and conditions set forth in the Deferred Compensation Plan. We expect Ms. Corley to enter into our standard indemnification agreement for directors and officers.

Also on April 21, 2025, in order to achieve an equal balance of membership among the classes of directors, the Board determined, effective upon the conclusion of the Annual Meeting, to move one of the directors from Class I with a current term expiring at the Annual Meeting and, if elected, whose subsequent term will expire at the Company’s 2028 Annual Meeting of Stockholders, to Class III with a term expiring at the Company’s 2027 Annual Meeting of Stockholders. On April 18, 2025, due to the unequal balance of membership among the Board classes, Brian Bair, who is a Class I director, resigned as a director, effective upon the conclusion of the Annual Meeting and the Board approved to re-elect Mr. Bair as Class III director, effective immediately thereafter. The resignation and re-election of Mr. Bair were effected solely to rebalance the Board’s classes (the “Class Rebalance”) and, for all other purposes, Mr. Bair’s service on the Board shall be deemed to have continued uninterrupted. Effective upon the conclusion of the Annual Meeting, following the Class Rebalance, the Board shall consist of two Class I directors, two Class II directors and two Class III directors.

On April 21, 2025, James Grout, Senior Vice President, Finance of the Company, notified the Company of his decision to resign, effective as of April 30, 2025, to pursue other opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: April 23, 2025	By:	/s/ Peter Knag
Peter Knag Chief Financial Officer